EXHIBIT 99.1

Responsys Announces Fourth Quarter 2011 Results

SAN BRUNO, Calif., Feb. 28, 2012 (GLOBE NEWSWIRE) -- Responsys, Inc. (Nasdaq:MKTG), the leading provider of email and cross-channel marketing solutions, today announced financial results for the fourth quarter and fiscal year ended December 31, 2011.

"We are pleased with our fourth quarter performance," said Dan Springer, CEO and Chairman of Responsys. "Our customers' marketing activities were robust in the period, driving solid messaging volumes and revenue ahead of our guidance. EPS was also ahead of our guidance, reflecting both strong revenue and lower-than-planned spend in certain areas. Our growth continues to be influenced by the strong need for marketing organizations to be able to market to their customers across the digital channels of email, social, mobile, the web and display."

For the fourth quarter of 2011, total revenue increased 21% to $37.2 million, up from $30.7 million in the fourth quarter of 2010.

Subscription revenue for the fourth quarter of 2011 was $26.7 million, up 20% as compared to $22.3 million in the fourth quarter of 2010. Professional services revenue for the fourth quarter of 2011 was $10.5 million, up 26% as compared to $8.3 million in the fourth quarter of 2010.

GAAP net income for the fourth quarter of 2011 was $2.0 million compared to $5.5 million in the fourth quarter of 2010. GAAP net income attributable to common stockholders for the fourth quarter of 2011 was $2.0 million, or $0.04 per share on a diluted basis. This compares to GAAP net income attributable to common stockholders for the fourth quarter of 2010 of $1.4 million, or $0.09 per share on a diluted basis. GAAP net income attributable to common stockholders is computed after determining the net income allocable to preferred stockholders prior to their conversion into common stock in conjunction with the IPO.

Non-GAAP net income for the fourth quarter of 2011 was $3.3 million, or $0.06 per share on a non-GAAP diluted basis1, as compared to non-GAAP net income of $5.3 million, or $0.12 per share on a non-GAAP diluted basis1, for the fourth quarter of 2010. A reconciliation of the comparable GAAP to non-GAAP financial measures used in this press release is included in the attached tables.

For fiscal 2011, revenue was $134.9 million, up 43% as compared to $94.1 million in 2010. Subscription revenue was $94.5 million, up 36%, and professional services revenue was $40.4 million, up 63%.

GAAP net income for 2011 was $8.0 million compared to $8.6 million in 2010. GAAP net income attributable to common stockholders for 2011 was $5.2 million, or $0.12 per share on a diluted basis. This compares to GAAP net income attributable to common stockholders in 2010 of $1.2 million, or $0.08 per share on a diluted basis.

Non-GAAP net income was $11.0 million in 2011, or $0.21 per share on a non-GAAP diluted basis1, compared to non-GAAP net income of $9.6 million in 2010, or $0.22 per share on a non-GAAP diluted basis1.

Business Outlook

Based on information available as of February 28, 2012, Responsys is issuing guidance for 2012 as follows:

For the full year, the Company expects revenue to be in the range of $160-$163 million. Non-GAAP net income is expected to be $10-$11 million, or approximately $0.19-$0.21 per diluted share.  Non-GAAP net income excludes an estimated $2.3 million in amortization of acquired intangibles and $6.7 million in stock-based compensation expense. Non-GAAP net income per diluted share is based on weighted average diluted shares outstanding of 54.2 million.

For the first quarter of 2012, the Company expects revenue to be in the range of $35-$36 million. Non-GAAP net income is expected to be approximately $0.04 per diluted share. Non-GAAP net income excludes an estimated $0.6 million in amortization of acquired intangibles and $1.7 million in stock-based compensation expense. Non-GAAP net income per diluted share is based on estimated weighted average diluted shares outstanding of 53.7 million.

Non-GAAP net income for the first quarter and fiscal year 2012 assumes an effective non-GAAP tax rate of 40%.

Conference Call Information for Today, Tuesday, February 28, 2012

Responsys will host a conference call to discuss the results today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. To access the call from the U.S., please dial (877) 548-9590 or (914) 495-8541 outside the U.S. A live webcast of the call will also be available at http://investors.responsys.com/events.cfm under the Events and Presentations menu. An audio replay will be available until March 5, 2012 by calling (855) 859-2056 or (404) 537-3406 outside the U.S., using conference ID 42580924. The replay will also be available on our website at http://investors.responsys.com/.

Business Description

Responsys is the leading provider of email and cross-channel marketing solutions that enable companies to engage in relationship marketing across the interactive channels customers are embracing today—email, mobile, social, the web and display.  With Responsys solutions, marketers can create, execute, and automate highly dynamic campaigns and lifecycle marketing programs that are designed to grow revenue, increase marketing efficiency, and strengthen customer loyalty. Responsys' New School Marketing vision, flexible on-demand application suite, and customer success-focused services aim to deliver high ROI, increased levels of automation and fast time-to-value. Founded in 1998, Responsys is headquartered in San Bruno, California and has offices throughout the world. Responsys serves world-class brands such as: American Family Mutual Insurance Company, Avis Europe, Continental Airlines, Deutsche Lufthansa, Dollar Thrifty, LEGO, LinkedIn, Newegg, Qantas, Southwest Airlines, and United Healthcare. For more information about Responsys, visit responsys.com.

The Responsys, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9558

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share on a diluted basis1. Non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share on a diluted basis1 exclude the amortization of acquired intangible assets, stock-based compensation expense, the gain on the acquisition of Eservices, and the fair value adjustments for call and put options related to Eservices, net of related income tax effects, as applicable. Non-GAAP net income per share on a diluted basis1 is not adjusted for the impact of unamortized stock-based compensation on the computation of diluted shares under GAAP. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the Company's performance to that of prior periods and uses these measures in financial reports prepared for management and the Company's board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate the Company's business.

Forward Looking Statements

The financial projections under Business Outlook, and other forward-looking statements included in this presentation, reflect management's best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here. These risks and uncertainties include: our ability to acquire and retain customers; whether customers purchase additional functionality and increase their usage; pricing pressures and competitive factors; the uncertain impact of overall global economic conditions, including on customers, prospective customers and partners, renewal rates and length of sales cycles; the fact that the market for cross-channel marketing solutions is at an early stage of development and may not develop as rapidly as we anticipate; outages or security breaches; our ability to develop, and market acceptance of, new products and services; the impact of any discovered product defects; our ability to manage our growth, both domestically and internationally; our ability to successfully expand our sales force and its effectiveness; our ability to maintain profitability; and other risks detailed from time to time in our SEC reports including, but not limited to, our most recent quarterly report on Form 10-Q. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Responsys, Inc. Condensed Consolidated Balance Sheets (Unaudited; in thousands)
	As of December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$73,456	$13,884
Short-term investments	21,300	–
Accounts receivable, net	20,706	18,101
Deferred taxes	5,393	7,288
Prepaid expenses and other current assets	3,599	5,347
Total current assets	124,454	44,620
Property and equipment – net	14,663	10,822
Goodwill	14,048	1,301
Intangible assets – net	3,386	529
Deferred taxes – noncurrent	5,057	5,190
Investment in unconsolidated affiliates	34	8,057
Other assets	904	1,381
Total assets	$162,546	$71,900

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,739	$1,162
Accrued compensation	6,916	3,516
Other accrued liabilities	2,914	3,866
Current portion of capital lease obligations	879	387
Current portion of deferred revenue	7,387	8,642
Total current liabilities	19,835	17,573
Capital lease obligations – noncurrent	1,154	–
Deferred revenue – noncurrent	323	382
Other long-term liabilities	977	770
Total liabilities	22,289	18,725
Commitments and contingencies
Stockholders' equity:
Convertible preferred stock	–	62,028
Common stock	5	1
Additional paid-in capital	155,428	12,860
Accumulated deficit	(14,794)	(22,765)
Accumulated other comprehensive income (loss)	(382)	1,051
Total stockholders' equity	140,257	53,175
Total liabilities and stockholders' equity	$162,546	$71,900

Responsys, Inc. Condensed Consolidated Statements of Income (Unaudited; in thousands, except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Revenue:
Subscription	$26,734	$22,346	$94,501	$69,284
Professional services	10,510	8,326	40,438	24,787
Total revenue	37,244	30,672	134,939	94,071

Cost of revenue:
Subscription	7,633	5,668	27,918	20,221
Professional services	9,901	6,733	36,747	20,697
Total cost of revenue	17,534	12,401	64,665	40,918
Gross profit	19,710	18,271	70,274	53,153

Operating expenses:
Research and development	3,557	3,112	13,544	10,597
Sales and marketing	9,637	5,730	33,300	20,849
General and administrative	3,181	1,813	11,463	8,225
Gain on acquisition	–	–	(2,220)	–
Total operating expenses	16,375	10,655	56,087	39,671
Operating income	3,335	7,616	14,187	13,482
Other income (expense), net	(70)	1,700	(268)	1,171
Income before income taxes	3,265	9,316	13,919	14,653
Provision for income taxes	(1,269)	(3,760)	(5,824)	(5,821)
Equity in net loss of unconsolidated affiliates	(34)	(63)	(124)	(234)
Net income	$1,962	$5,493	$7,971	$8,598

Net income attributable to common stockholders:
Basic	$1,962	$938	$5,019	$802
Diluted	$1,962	$1,385	$5,190	$1,179

Net income per share attributable to common stockholders:
Basic	$0.04	$0.11	$0.14	$0.09
Diluted	$0.04	$0.09	$0.12	$0.08

Shares used in computation of net income per share attributable to common stockholders:
Basic	47,452	8,566	35,278	8,527
Diluted	53,424	14,622	41,734	14,464

Responsys, Inc.
Calculation of Non-GAAP Gross Profits, Non-GAAP Operating Income, Non-GAAP Taxes, Non-GAAP Net Income, and Non-GAAP Net Income per Share
(Unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Gross profit:
GAAP gross profit
Subscription	$19,101	$16,678	$66,583	$49,063
Professional services	609	1,593	3,691	4,090
Total GAAP gross profit	19,710	18,271	70,274	53,153
Add back:
Stock-based compensation
Subscription	121	118	381	316
Professional services	219	87	623	207
Total non-GAAP gross profit	$20,050	$18,476	$71,278	$53,676

Operating income:
GAAP operating income	$3,335	$7,616	$14,187	$13,482
Add back:
Amortization of intangible assets	569	54	2,325	247
Stock-based compensation	1,292	935	3,713	2,506
Deduct:
Gain on acquisition	--	--	(2,220)	--
Total non-GAAP operating income	$5,196	$8,605	$18,005	$16,235

Income before income taxes:
GAAP income before income taxes	$3,265	$9,316	$13,919	$14,653
Add back:
Amortization of intangible assets	569	54	2,325	247
Stock-based compensation	1,292	935	3,713	2,506
Deduct:
Fair value adjustment for call and put options related to Eservices	–	(1,514)	–	(1,493)
Gain on acquisition	–	–	(2,220)	–
Total non-GAAP income before taxes	$5,126	$8,791	$17,737	$15,913

Provision for income taxes:
GAAP provision for income taxes	$(1,269)	$(3,760)	$(5,824)	$(5,821)
Tax effect from:
Amortization of intangible assets	(178)	(22)	(723)	(99)
Stock-based compensation	(387)	(271)	(939)	(727)
Fair value adjustment for call and put options related to Eservices	--	606	--	597
Gain on acquisition	--	--	888	--
Total non-GAAP provision for income taxes	$(1,834)	$(3,447)	$(6,598)	$(6,050)

Net income:
GAAP net income	$1,962	$5,493	$7,971	$8,598
Add back:
Amortization of intangible assets	569	54	2,325	247
Stock-based compensation	1,292	935	3,713	2,506
Deduct:
Fair value adjustment for call and put options related to Eservices	–	(1,514)	–	(1,493)
Gain on acquisition	–	–	(2,220)	–
Income tax effect of non-GAAP items	(565)	313	(774)	(229)
Total non-GAAP net income	$3,258	$5,281	$11,015	$9,629

Non-GAAP net income per share[1]:
Basic	$0.07	$0.14	$0.25	$0.25
Diluted	$0.06	$0.12	$0.21	$0.22

Shares used in computing non-GAAP net income per share:
Basic shares:
Weighted-average common shares used in computing basic net income
per common share	47,452	8,566	35,278	8,527
Less: weighted-average preferred shares outstanding due to conversion upon IPO	–	–	(20,574)	–
Conversion of preferred shares	–	30,159	30,159	30,159
Weighted-average shares outstanding used in calculating non-GAAP basic net income per share	47,452	38,725	44,863	38,686

Diluted shares:
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per
common share	53,424	14,622	41,734	14,464
Less: weighted-average preferred shares outstanding due to conversion upon IPO	–	–	(20,574)	–
Conversion of preferred shares	–	30,159	30,159	30,159
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	53,424	44,781	51,319	44,623

[1] Non-GAAP net income per share on a non-GAAP diluted basis is derived by dividing non-GAAP net income by non-GAAP diluted weighted-average shares outstanding. The non-GAAP diluted weighted-average shares outstanding was computed to give effect to the conversion of the Series A, Series B, Series C, Series D, and Series E convertible preferred stock using the as-if converted method into common shares as though the conversion had occurred as of the beginning of the period. The conversion of the Series A, Series B, Series C, Series D, and Series E convertible preferred stock occurred on April 27, 2011, after our initial public offering.

Responsys, Inc.
Stock-Based Compensation Expense
(Unaudited; in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Cost of revenue	$ 340	$ 205	$ 1,004	$ 523
Research and development	208	92	610	331
Sales and marketing	317	279	861	694
General and administrative	427	359	1,238	958
Total costs and expenses	$ 1,292	$ 935	$ 3,713	$ 2,506

Responsys, Inc. Condensed Consolidated Statements of Cash Flow (Unaudited; in thousands)
	Year Ended December 31,
	2011	2010

Cash flows from operating activities:
Net income	$7,971	$8,598
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	(79)	63
Depreciation and amortization	9,669	5,779
Stock-based compensation	3,713	2,506
Gain on acquisition	(2,220)	--
Net change in call and put options	--	(1,517)
Other	88	--
Deferred tax assets	4,375	4,605
Excess tax benefits from stock-based compensation	(1,387)	(172)
Equity in net loss of unconsolidated affiliates	124	234
Changes in operating assets and liabilities - net of business acquired:
Accounts receivable	(491)	(4,420)
Prepaid expenses and other current assets	(307)	(1,552)
Other assets	(668)	--
Accounts payable	(116)	604
Accrued compensation	2,874	312
Other accrued liabilities	1,069	438
Deferred revenue	(1,699)	3,440
Other long-term liabilities	84	502
Net cash provided by operating activities	23,000	19,420

Cash flows from investing activities:
Purchases of property and equipment	(7,535)	(7,917)
Addition of capitalized software development costs	(439)	(430)
Business acquisition, net of cash received	(6,101)	(325)
Purchase of short-term investments	(24,131)	--
Redemption of short-term investments	2,750	--
Investment in unconsolidated affiliates	(381)	(7,013)
Net cash used in investing activities	(35,837)	(15,685)

Cash flows from financing activities:
Proceeds from exercise of stock options	1,189	322
Proceeds from early exercise of stock options	153	643
Proceeds from initial public offering, net	72,182	--
Repurchase of common stock	--	(5,700)
Payments of offering costs	(1,674)	(735)
Principal payments on capital lease obligations	(752)	(417)
Excess tax benefits from stock-based compensation	1,387	172
Net cash provided by (used in) financing activities	72,485	(5,715)
Effect of foreign exchange rate changes on cash and cash equivalents	(76)	114
Net increase in cash and cash equivalents	59,572	(1,866)
Cash and cash equivalents at beginning of period	13,884	15,750
Cash and cash equivalents at end of period	$73,456	$13,884
CONTACT: Carolyn Love (Public Relations)
         Responsys, Inc.
         (415) 867-2301
         clove@responsys.com

         Carla Cooper (Investor Relations)
         Responsys, Inc.
         (650) 452-1484
         ccooper@responsys.com